UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road,	Winchester,	Virginia	22602
(Address of principal executive offices			(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Woodmark Corporation

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 22, 2021, American Woodmark Corporation, a Virginia corporation (the “Company”), and each of its domestic subsidiaries (the “Subsidiaries”) entered into an amendment and restatement agreement (the “Restatement Agreement”) with Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing bank, and each of the other lenders party thereto, pursuant to which the Company’s existing credit agreement, entered into on December 29, 2017 (as previously amended, the “Existing Credit Agreement”) was amended and restated in the form attached as Exhibit A to the Restatement Agreement (such amended and restated credit agreement, the “Amended and Restated Credit Agreement”). Wells Fargo Securities, LLC, BofA Securities, Inc., Truist Securities, Inc., Citizens Bank, N.A. and U.S. Bank National Association, acted as joint lead arrangers and joint bookrunners The Amended and Restated Credit Agreement provides for a $500 million revolving loan facility and a $250 million term loan facility, both of which mature on April 22, 2026. The revolving loan facility includes a sub-facility for the issuance of up to $50 million of letters of credit.

Upon entering into the Restatement Agreement, the Company borrowed the entire $250 million available under the new term loan facility and approximately $264 million under the new revolving loan facility. The Company used the proceeds from these borrowings, together with cash on hand, to (i) repay in full the aggregate $164 million in principal amount outstanding under the Existing Credit Agreement, plus accrued and unpaid interest, (ii) fund the aggregate redemption price for the redemption of the $350 million in aggregate principal amount outstanding of the Company’s 4.875% Senior Notes due 2026, including accrued and unpaid interest up to, but excluding, the redemption date of April 26, 2021, and (iii) pay related fees and expenses.

The Company is required to repay the original aggregate principal amount of the new term loan in quarterly installments calculated in accordance with the Amended and Restated Credit Agreement beginning on July 30, 2021. The Company may prepay outstanding loans at any time, in whole or in part, without premium or penalty upon providing notice of such prepayment to the lenders as specified in the Amended and Restated Credit Agreement. The Company may also be required to prepay amounts outstanding under the term loan facility upon the occurrence of certain specified events, including the receipt of any proceeds from certain debt issuances or asset sales. The Company may not reborrow any amounts prepaid under the term loan facility. Any remaining aggregate principal amount outstanding under the term loan facility and the revolving loan facility, together with any accrued and unpaid interest and other amounts outstanding under the Amended and Restated Credit Agreement or any related loan document, must be repaid at final maturity of the facilities on April 22, 2026.

The outstanding loans under either facility will bear interest based on a fluctuating rate measured by reference, at the Company’s option, to either (i) a base rate plus the applicable margin or (ii) LIBOR (or an applicable benchmark replacement) plus the applicable margin. The applicable margin is determined by reference to the Company’s then-current Secured Net Leverage Ratio (as defined in the Amended and Restated Credit Agreement). The initial applicable margin with respect to base rate loans is 0.25% and the initial applicable margin with respect to LIBOR loans is 1.25%. Interest on each base rate loan is due and payable in arrears on the last business day of each fiscal quarter beginning on July 30, 2021. Interest on each LIBOR loan (or loan bearing interest at a rate measured by reference to an applicable benchmark replacement) (each such loan, a “LIBOR loan”), is due and payable on the last day of each “interest period” applicable to such loan. The Company may convert any outstanding loans between base rate loans and LIBOR loans upon providing notice to the lenders as specified in the Amended and Restated Credit Agreement.

The Company will incur a quarterly commitment fee on the average daily unused portion of the revolving loan facility during the applicable quarter at a per annum rate also determined by reference to the Company’s then-current Secured Net Leverage Ratio. The initial commitment fee is 0.125% per annum. The Company may permanently reduce, without premium or penalty, the amount of the revolving loan facility at any time upon providing notice to the lenders as specified in the Amended and Restated Credit Agreement. A letter of credit fee will accrue on the face amount of outstanding letters of credit at a per annum rate equal to the applicable margin on LIBOR loans, payable quarterly in arrears.

The Amended and Restated Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants. The affirmative covenants require the Company to provide the lenders with certain financial statements, business plans, compliance certificates and other documents and reports and to comply with certain laws. The negative covenants restrict the Company’s ability to incur additional indebtedness, create additional liens on its assets, make certain investments, dispose of its assets or engage in a merger or other similar transaction or engage in transactions with affiliates, subject, in each case, to the various exceptions and conditions described in the Amended and Restated Credit Agreement. The negative covenants further restrict the Company’s ability to make certain restricted payments, including the payment of dividends in certain limited circumstances.

The Amended and Restated Credit Agreement also contains financial covenants that require the Company to maintain (i) a Consolidated Interest Coverage Ratio of no less than 2.00 to 1.00 and (ii) a Total Net Leverage Ratio of no greater than 4.00 to 1.00, subject, in each case, to certain limited exceptions.

The Amended and Restated Credit Agreement also includes certain customary events of default. If an event of default occurs and is continuing, the lenders are entitled to take various actions, including the acceleration of the maturity of all loans and to take all actions permitted to be taken by a secured creditor against the collateral under the security documents referenced below and applicable law.

As under the Existing Credit Agreement, the Company’s obligations under the Amended and Restated Credit Agreement are secured by a pledge of substantially all of the Company’s personal property and are guaranteed by the Subsidiaries. Also as under the Existing Credit Agreement, the obligations of the Subsidiaries under their respective guaranties are secured by a pledge of substantially all of their respective personal property.

Wells Fargo Bank, National Association, and its affiliates have various relationships with the Company and its subsidiaries involving the provisions of financial services, including commercial banking, cash management and advisory, custody and trust services, for which they have received customary fees.

The foregoing description of the Restatement Agreement and the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Restatement Agreement and the Amended and Restated Credit Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed in Item 1.01 above is incorporated herein by reference.

ITEM 8.01    OTHER EVENTS

On April 26, 2021, the Company redeemed in full the $350 million in aggregate principal amount outstanding of its 4.875% Senior Notes due 2026.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1*    Amendment and Restatement Agreement, dated as of April 22, 2021, by and among American Woodmark Corporation, each Subsidiary of American Woodmark Corporation party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent
10.2*    Amended and Restated Credit Agreement, dated as of April 22, 2021, by and among American Woodmark Corporation, as Borrower, the Lenders referred to therein as Lenders and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender.
104    Cover Page Interactive Data File (embedded within Inline XBRL document)

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ PAUL JOACHIMCZYK

Paul Joachimczyk
Vice President and Chief Financial Officer

Date: April 26, 2021